Exhibit 10.14

THIS DOCUMENT PREPARED
UNDER THE ASSISTANCE OF AN
ATTORNEY LICENSED IN THE
STATE OF ARIZONA AND AFTER

RECORDING RETURN TO:

Jami L. Brodey, Esq.
Goldberg, Kohn, Bell, Black,
Rosenbloom & Moritz, Ltd.
55 East Monroe Street
Suite 3700
Chicago, Illinois 60603

SPACE ABOVE THIS LINE FOR RECORDER'S USE

Loan No. 07-0004261

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND
FIXTURE FINANCING STATEMENT
(Sabino Canyon Rehabilitation and Care Center County of Pima, State of Arizona)

        This DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (this "Deed of Trust") is made as of this 16th day of October, 2006, between MEADOWBROOK HEALTH ASSOCIATES LLC, a Nevada limited liability company ("Grantor"), whose mailing address is c/o Ensign Facility Services, Inc., 27101 Puerta Real, Suite 450, Mission Viejo, California 92691 unto CHICAGO TITLE INSURANCE COMPANY ("Trustee"), whose mailing address is 1201 South Alma School Road, #6550, Mesa, Arizona 85210-2011 for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GECC"), whose mailing address is 2 Bethesda Metro Center, Suite 600, Bethesda, Maryland 20814, as agent (GECC in its capacity as agent, "Agent") for Lenders (as such term is defined in the Loan Agreement referred to below).

RECITALS

        A.    Lender has agreed, subject to the terms and conditions of that certain Second Amended and Restated Loan Agreement dated as of June 30, 2006 (said Loan Agreement, as amended from time to time being hereinafter referred to as the "Loan Agreement"), executed by and among Grantor, certain Affiliates of Grantor (together with Grantor, the "Borrower Parties"), General Electric Capital Corporation, a Delaware corporation (in its individual capacity as a lender ("GECC")) and the other financial institutions who are or hereafter become parties to the Loan Agreement (together with GECC, collectively or individually, as the context may require, as "Lender") and Agent, to make a loan (the "Loan") to Borrower Parties. The Loan is evidenced by that certain promissory note dated as of June 30, 2006 in the aggregate original principal amount of Forty Seven Million Seven Hundred Ninety Five Thousand and No/100 Dollars ($47,795,000.00) (which note, together with all notes issued in full or partial replacements thereof, or in substitution or exchange therefor, and all amendments thereto, are hereinafter collectively referred to as the "Note"), providing for monthly payments as set forth in the Loan Agreement, with the balance thereof, due and payable on June 29, 2016 (said date, any later date to which the maturity date may be extended in accordance with the Loan Agreement, or any earlier date on which the entire unpaid principal amount shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise is hereinafter called the "Maturity Date"). The terms and provisions of the Loan Agreement and Note are hereby incorporated by reference in this Deed of Trust. Capitalized terms used but not defined herein shall have the meaning provided in the Loan Agreement.

        B.    Lender and Agent wish to secure: (i) the payment of the Note, together with all interest, premiums, the Make Whole Breakage Amount, the Prepayment Premium (as such terms are defined in the Loan Agreement) and other amounts, if any, due in accordance with the terms of the Note, as well as the payment of any additional indebtedness accruing to Lender or Agent on account of any future payments, advances or expenditures made by Lender or Agent pursuant to the Note, the Loan Agreement or this Deed of Trust or any of the other Loan Documents (hereinafter defined); (ii) the performance of each and every covenant, condition, and agreement contained in the Note, the Loan Agreement, this Deed of Trust, those certain Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Financing Statements (or documents of similar title) executed by the other Borrower Parties (as amended from time to time), the Environmental Indemnity (as defined in the Loan Agreement) and that certain Second Amended and Restated Guaranty of Payment and Performance dated as of June 30, 2006 made by Guarantor (as defined in the Loan Agreement) in favor of Agent and any other documents evidencing or securing the Loan or executed in connection therewith (such documents together with any modifications, renewals, extensions or replacements thereof are collectively referred to as the "Loan Documents"); (iii) the payment and performance of any and all other debts, claims, obligations, demands, monies, liabilities and indebtedness of any kind or nature now or hereafter owing, arising, due or payable from Borrower Parties or Guarantor to Lender or Agent in connection with the Loan; and (iv) the payment of all amounts due from Master Tenants, Guarantor and the other borrowers under and in accordance with the terms of the Accounts Receivable Loan Documents and the performance of each and every covenant, condition, and agreement contained therein. All payment obligations of Borrower Parties or Guarantor to Lender or Agent with respect to the Loan or under any of the Loan Documents and all payment obligations of Master Tenants, Guarantor and the other borrowers thereunder to GECC under the Accounts Receivable Loan Documents are hereinafter sometimes collectively referred to as the "Indebtedness," and all other obligations of Borrower Parties or Guarantor to Agent with respect to the Loan or under any of the Loan Documents and all other obligations of Master Tenants, Guarantor and the other borrowers thereunder to GECC under the Accounts Receivable Loan Documents are hereinafter sometimes collectively referred to as the "Obligations".

        NOW, THEREFORE, TO SECURE the repayment of the Indebtedness and the performance of the Obligations, and also in consideration of the sum of Ten and No/100 Dollars ($10.00), the receipt of which is acknowledged by Grantor, Grantor by these presents irrevocably grants, bargains, sells, assigns, releases, transfers, pledges, conveys and warrants specially unto Trustee, its successors and assigns forever, in trust, with power of sale, for the benefit and security of Agent and Lender, all right, title, and interest of Grantor in and to the fee simple estates in the following described property and all proceeds thereof (which property is hereinafter sometimes collectively referred to as the "Property"):

        A.    The real estate described on Exhibit A attached hereto (the "Land");

        B.    All of the following (collectively, the "Improvements"): all buildings, improvements and fixtures now or in the future located or to be constructed on the Land; to the extent not owned by tenants of the Property, all machinery, appliances, equipment, furniture, fixtures and all other personal property of every kind or nature located in or on, or attached to, or used or to be used in connection with the Land, buildings, improvements or fixtures; all building materials and goods procured for use or in connection with the foregoing; and all additions, substitutions and replacements to any of the foregoing;

        C.    To the extent assignable by Grantor, all plans, specifications, architectural renderings, drawings, soil test reports, other reports of examination or analysis of the Land or the Improvements;

        D.    All easements, rights-of-way, water courses, mineral rights, water rights, air rights and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto (collectively, "Appurtenances");

        E.    Subject to the rights of Agent under Section 6 hereof, all leases, master leases, subleases, licenses, patient and resident care agreements and other agreements with regard to the use or occupancy of all or any portion of the Land and/or the Improvements, including without limitation that certain Long-Term Care Facility Lease Agreement dated as of August 22, 2006 by and between Ensign Sabino LLC, a Nevada limited liability company ("Master Tenant") and Grantor (the "Master Lease"), service agreements which include an occupancy agreement and all guaranties, amendments, extensions and renewals of any such lease, license or agreement, now or hereafter entered into (collectively, the "Leases") and all rents, incomes, receipts, prepayments, security deposits, termination payments, royalties, profits, issues and revenues, prepayment of the same including without limitation, lease termination, cancellation or similar fees, and all other amounts of any nature now due or which may become due or to which Grantor may now or shall hereafter become entitled or which it may demand or claim and arising or accruing directly or indirectly from the Leases or from the Land and/or Improvements from time to time (collectively, the "Rents"), reserving to Grantor, however, so long as no Event of Default has occurred, the right to receive and apply the Rents in accordance with the terms and conditions of Section 6 of this Deed of Trust;

        F.     To the extent assignable by Grantor, all claims, demands, judgments, insurance proceeds, refunds, reserves, deposits, rights of action, awards of damages, compensation, settlements and other rights to the payment of money hereafter made resulting from or relating to (i) the taking of the Land or the Improvements or any part thereof under the power of eminent domain, (ii) any damage (whether caused by such taking, by casualty or otherwise) to the Land, Improvements, Appurtenances or other Property or any part thereof, or (iii) the ownership or operation of the Property;

        G.    To the extent assignable by Grantor, all management contracts, permits, certificates, licenses, approvals, contracts, purchase and sale agreements, purchase options, entitlements, development rights and authorizations, however characterized, issued or in any way furnished for the acquisition, construction, development, operation and use of the Land, Improvements and/or Leases, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties;

        H.    All of the following types of collateral, as defined in the Uniform Commercial Code as in effect from time to time in the State of Illinois (the Illinois Uniform Commercial Code being referred to as the "UCC", unless the context requires a reference to the Uniform Commercial Code in effect in another state): accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, goods, equipment, investment property, deposit accounts, letter of credit rights, commercial tort claims, healthcare insurance receivables and all books and records relating to the foregoing; provided that Grantor will cooperate with Agent in obtaining "control" as defined in the UCC, with respect to collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper;

        I.     Any monies on deposit with or for the benefit of Agent, including deposits for the payment of real estate taxes, insurance premiums and any cash collateral account,

        J.     All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements, Appurtenances or any other property of the types described in the preceding granting clauses; and

        K.    Any and all after-acquired right, title or interest of Grantor in and to any property of the types described in the preceding granting clauses.

        TO HAVE AND TO HOLD the Property and all parts thereof together with the rents, issues, profits and proceeds thereof, unto Trustee to its own proper use, benefit, and advantage forever, subject, however, to the terms, covenants, and conditions herein.

        It is the intention of Grantor and Agent that this Deed of Trust shall, for all purposes, be deemed to be a Real Property Deed of Trust within the meaning of Arizona Revised Statutes ("A.R.S.") §§ 33-801 through 33-821 (the "Arizona Deed of Trust Act"). For purposes of the Arizona Deed of Trust Act, Grantor shall be the "Trustor," Agent shall be the "Beneficiary" and Chicago Title Insurance Company shall be the "Trustee." Agent and Trustee shall have all rights, benefits and remedies conferred upon beneficiaries and trustees respectively by the Arizona Deed of Trust Act, The Property, including without limitation, the Land, Improvements, Appurtenances and Leases shall constitute "Trust Property" pursuant to A.R.S. § 33-801.

        Grantor covenants and agrees with Agent as follows:

        1.    Payment of Indebtedness; Performance of Obligations.    Grantor shall promptly pay when due the Indebtedness and shall promptly perform all Obligations.

        2.    Taxes and Other Obligations; Insurance and Condemnation Proceeds.

        (a)   Grantor shall pay or cause to be paid, when due, and before any interest, collection fees or penalties shall accrue, all Taxes in accordance with Section 7.3 of the Loan Agreement.

        (b)   Should Grantor fail to make any of such payments, Agent may, at its option and at the expense of Grantor, pay the amounts due for the account of Grantor. Upon the request of Agent, Grantor shall immediately furnish to Agent copies of all notices of amounts due and receipts evidencing payment. Grantor shall promptly notify Agent of any lien on all or any part of the Property and shall promptly discharge any unpermitted lien or encumbrance.

        (c)   Insurance and condemnation proceeds shall be paid and applied in accordance with Section 3.2 and 3.3 of the Loan Agreement.

        3.    Preservation and Maintenance of Property.    Grantor shall: (a) not commit waste or permit impairment or deterioration of the Property; (b) not abandon the Property; (c) keep the Property (or cause the Property to be kept) in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of the Property to the equivalent of its original condition as of the date of this Deed of Trust, or such other condition as Agent may approve in writing, upon any damage or loss thereto; (d) comply (or cause compliance) in all material respects with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property and (e) give notice in writing to Agent of and, unless otherwise directed in writing by Agent, appear in and defend any action or proceeding purporting to affect the Property, the security granted by the Loan Documents or the rights or powers of Agent. Neither Grantor nor any tenant or other person shall remove, demolish or alter any Improvement on the Land except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

        4.    Protection of Agent's and/or Lender's Security.    If (a) Grantor fails to pay the Indebtedness or to perform the Obligations, (b) any action or proceeding is commenced which affects or could affect the Property or Trustee's or Lender's interest therein, including any loss, damage, cost, expense or liability incurred by Trustee, Agent or Lender with respect to (i) any environmental matters relating to the Property or (ii) the preparation of the commencement or defense of any action or proceeding or any threatened action or proceeding affecting the Loan Documents or the Property, then Agent, at Agent's option, may make such appearances, disburse such sums and take such action as Agent deems necessary, in its sole discretion, to protect the Property or Agent's or Lender's interest therein, including entry upon the Property to take such actions Agent determines appropriate to preserve, protect or restore the Property. Any amounts disbursed by Agent or Lender pursuant to this Section 4 (including attorneys' fees, costs and expenses), together with interest thereon at the "Default Rate" (defined in the Note) from the date of disbursement, shall become additional Indebtedness of Grantor secured by the lien of this Deed of Trust and the other Loan Documents and shall be due and payable on demand. Nothing contained in this Section 4 shall require Agent or Lender to incur any expense or take any action hereunder.

        5.    Warranty of Title; Actions.    Except as disclosed in the exceptions to title in the title policy approved by Agent issued by Chicago Title Insurance Company insuring the priority of this Deed of Trust, Grantor shall warrant, and hereby does warrant, that Grantor owns marketable and fee simple title to the Property, free and clear of all liens and encumbrances. Grantor shall appear in and defend any claim or any action or other proceeding purporting to affect title or other interests relating to any part of the Property, the security of this Deed of Trust or the rights of Agent or Lender, and give Agent prompt written notice of any such claim, action or proceeding. Agent may, at the expense of

Grantor, appear in and defend any such claim, action or proceeding and any claim, action or other proceeding asserted or brought against Agent or Lender in connection with or relating to any part of the Property or this Deed of Trust or involving the priority, validity or enforceability of any Loan Document.

        6.    Assignment of Rents.

        (a)   To facilitate the payment and performance of the Indebtedness and Obligations, Grantor absolutely and unconditionally assigns and transfers to Agent, for the benefit of Agent and Lender, all of Grantor's right, title and interest in and to (i) the Leases, (ii) the Rents and the immediate and continuing right to collect and receive all of the Rents, and (iii) any and all rights and claims of any kind that Grantor may have now or in the future against any present or future tenant (including Master Tenant), subtenant or occupant of the Property (a "Tenant"). In furtherance of this assignment, and not in lieu thereof, promptly upon request by Agent, Grantor agrees to execute and deliver such further assignments as Agent may from time to time require.

        (b)   All of the Rents and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Property, together with any and all rights that Grantor may have against any Tenant under the Leases or any subtenants or occupants of any part of the Property and any award made hereafter to Grantor in any court proceedings involving any of the Tenants or in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court, and all payments by Tenants in lieu of Rent, are hereby absolutely and unconditionally assigned to Agent, for the benefit of Agent and Lender, to be applied by Agent in accordance with the terms of the Loan Agreement. It is understood and agreed by the parties that this assignment of the Leases and Rents is intended to be and is a present, absolute, and unconditional assignment from Grantor to Agent, and not merely the passing of a security interest, and shall, immediately upon execution, give Agent the right to collect the Rents and to apply them in payment of the Indebtedness. Such assignment and grant shall continue in effect until the Indebtedness is paid in full. Subject to the provisions set forth herein and, so long as there shall not have occurred an Event of Default which is continuing, Grantor shall have a license, without joinder of Agent, to enforce the Leases subject to the terms of the Loan Documents, and to collect the Rents as they come due (but not more than one (1) month in advance and excluding any lease termination, cancellation or similar payments which Grantor agrees shall be held in trust and turned over to Agent to be applied to the Indebtedness in accordance with the terms of the Loan Agreement) and to retain, use and enjoy the same. The Rents shall be held by Grantor in trust, to be applied first to the payment of all impositions, levies, taxes, assessments and other charges upon the Property, second to maintenance of insurance policies upon the Property required hereby, third to the expenses of Property operations, including maintenance and repairs required hereby (other than payment of fees to Affiliates of Grantor), fourth to the payment of that portion of the Indebtedness then due and payable, and fifth, the balance, if any, to or as directed by Grantor. Grantor shall deliver such other Rents to Agent as are necessary for the payment of the Indebtedness as such sums become due. If an Event of Default has occurred, Grantor's right to collect and secure the Rents shall cease and Agent shall have the sole right, with or without taking possession of the Property to collect all Rents.

        (c)   Grantor hereby irrevocably appoints Agent its true and lawful attorney-in-fact, with full power of substitution and with full power of substitution and with full power for Agent in its own name and capacity or in the name and capacity of Grantor to demand and collect any and all Rents and to file any claim or take any other action or proceeding and make any settlement regarding the Leases. All Tenants are hereby expressly authorized and directed to pay to Agent, or to such nominee as Agent may designate in a writing delivered to such Tenants, all amounts due Grantor pursuant to the Leases. All Tenants are expressly relieved of all duty, liability or obligation to Grantor in respect of all payments so made to Agent or such nominee.

        (d)   After an Event of Default, Agent may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Indebtedness and the Obligations and without regard to solvency of Grantor:

            (i)  Enter upon, take possession of and manage the Property, or any part thereof, for the purpose of collecting the Rents in its own name sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon the Indebtedness and in such order as Agent may so determine;

           (ii)  Dispossess by the usual summary proceedings any Tenant defaulting in the payment thereof to Grantor, lease the Property or any party thereof, repair, restore, and improve the Property;

          (iii)  Apply the Rent after payment of Property expenses as determined by Agent to the Indebtedness in accordance with the terms of the Loan Agreement; and

          (iv)  Apply to any court of competent jurisdiction for specific performance of this Deed of Trust, an injunction against the violation hereof and/or the appointment of a receiver.

        (e)   The collection of Rents, or the entering upon and taking possession of the Property, or the application thereof as aforesaid, shall note cure or waive any Event of Default or notice of an Event of Default hereunder or invalidate any act done in response to such Event of Default pr pursuant to such notice of an Event of Default. In the event Grantor, as lessor under the Leases, shall fail to perform and fulfill in any material respect any material term, covenant, condition, or provision in the leases, on its part to be performed or fulfilled, at the time and in the manner in the Leases provided, or if the Grantor shall suffer or permit to occur any breach or default under the provisions of the Leases, or any of them, and such default shall give the Tenant thereunder the right to terminate its Lease or otherwise shall continue for a period of thirty (30) days following the giving of written notice of such default to Grantor, then and in any such event, such breach or default shall constitute an Event of Default.

        (f)    In the event Grantor fails to perform any Lease covenant, Agent may, at its option, upon prior notice to Grantor (except in the event of an emergency) perform any Lease covenant for and on behalf of Grantor, and all monies expended in so doing shall be chargeable to Grantor and added to the Indebtedness and shall be immediately due and payable.

        (g)   Grantor hereby covenants and agrees as follows:

            (i)  This Deed of Trust transfers to Agent all of Grantor's right, title, and interest in any security deposits held by Grantor, provided that Grantor shall have the right to retain and apply the security deposit so long as no Event of Default has occurred under this Deed of Trust or the Loan Documents. Agent shall have no obligation to any Tenant with respect to its security deposit unless and until Agent comes into possession of the deposit.

           (ii)  Agent may assign its right, title and interest in the Leases, Rents and other Property, and any subsequent assignee shall have all of the rights and powers provided to Agent by this Deed of Trust.

          (iii)  Grantor shall not without the prior written consent of Agent: (a) perform any act or execute any other instrument which might interfere with the exercise of Agent's or Lender's rights hereunder; (b) execute any assignment, pledge or hypothecation of Rents or any of the Leases; or (c) suffer or permit any of the Leases to become subordinate to any lien other than the lien of this Deed of Trust.

        (h)   This Deed of Trust shall not be deemed to impose upon Agent or Lender any of the obligations or duties of the landlord or Grantor provided in any Lease. Grantor hereby acknowledges and agrees: (i) Grantor is and will remain liable under the Leases to the same extent as though this Deed of Trust had not been made; and (ii) Agent has not by this Deed of Trust assumed any of the obligations of Grantor under the Leases, except as to such obligations which arise after such time as

Agent shall have assumed actual ownership or control of the Property. This Deed of Trust shall not make Agent responsible for the control, care, management, or repair of the Property or any personal property or for the carrying out of any of the terms of the Leases unless and until Agent takes possession or actual control of the Property. Agent and Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm, or corporation in or about the Property absent gross negligence or willful misconduct by such Person.

        (i)    In the event any Tenant should be the subject of any proceeding under the Federal Bankruptcy Code or any other federal, state, or local statute which provides for the possible termination or rejection of any Lease, Grantor covenants and agrees no settlement for damages shall be made without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed, and any check in payment of damages for rejection of any Lease will be made payable both to Grantor and Agent. Grantor hereby assigns any such payment to Agent and further covenants and agrees that it will duly endorse to the order of Agent any such check

        (j)    After an Event of Default, then, without notice to, or the consent of, Grantor, Agent shall be entitled to exercise all of the rights and remedies contained in this Deed of Trust or in any other Loan Document or otherwise available at law or in equity including, without limitation, the right to do any one or more of the following:

            (i)  To enter upon, take possession of and manage the Property for the purpose of collecting the Rents;

           (ii)  Dispossess by the usual summary proceedings any Tenant defaulting in the payment thereof to Grantor;

          (iii)  Lease the Property or any part thereof;

          (iv)  Repair, restore, and improve the Property;

           (v)  Apply the Rents after payment of Property expenses as determined by Agent to the Indebtedness and the Obligations in such order as Agent may determine; and

          (vi)  Apply to any court of competent jurisdiction for specific performance of this Deed of Trust, an injunction against the violation hereof and/or the appointment of a receiver.

        (k)   Grantor hereby agrees to indemnify Agent and Lender to hold Agent and Lender harmless from any liability, loss or damages including, without limitation, reasonable attorney's fees, costs and expenses which may or might be incurred by Agent under the Leases or by reason of this Deed of Trust, and from any and all claims and demands which may be asserted against Agent or Lender by reason of any term, covenant or agreement contained in any of the Leases, except for any such liability, loss or damage resulting solely from Agent's or Lender's gross negligence or willful misconduct.

        (l)    The assignment of Leases and Rents set forth in this Section 6 and the granting clauses of this Deed of Trust shall run with the land and be good and valid against Grantor or those claiming by, under or through Grantor, from the date hereof and such assignment shall continue to be operative during the foreclosure or any other proceeding taken to enforce this Deed of Trust. In the event of a sale or foreclosure which shall result in a deficiency, such assignment shall stand as security during the redemption period of the payment of such deficiency. Agent shall be permitted, at its sole option, to exercise remedies under such assignment separately from remedies exercised against other portions of the Property.

        7.    Statements by Grantor.    Grantor shall within ten (10) days after Agent's request, furnish Agent with a written statement, duly acknowledged, setting forth the sums, according to Grantor's books and records, secured by the Loan Documents and any right of set-off, counterclaim or other defense which exists against such sums and the Obligations.

        8.    No Additional Liens, Encumbrances or Indebtedness.    Grantor covenants not to execute any mortgage, deed of trust, security agreement, assignment of leases and rents or other agreement granting a lien (except the liens granted to Agent by the Loan Documents) against or encumbrance on the Property or take or fail to take any other action which would result in a lien against the Property or the interest of Grantor (or Guarantor) in the Property without the prior written consent of Agent; provided, however, Grantor may in good faith, by appropriate proceeding, contest the validity or amount of any asserted lien in accordance with the terms of the Loan Agreement and pending such contest, Grantor shall not be deemed to be in default hereunder.

        9.    Grantor and Lien Not Released.    Without affecting the liability of Grantor for any of the index or the Obligations, or any other person liable for the payment of the Indebtedness or the performance of any Obligations, and without affecting the lien or charge of this Deed of Trust as security for the payment of the Indebtedness, Agent may, from time to time and without notice to any junior lien holder or holder of any right or other interest in and to the Property: (a) release any person liable for payment of all or any portion of the Indebtedness or performance of the Obligations; (b) waive or modify any provision of this Deed of Trust or the other Loan Documents or grant other indulgences; (c) release all or any part of the Property; (d) take additional security for any obligation herein mentioned; (e) subordinate the lien or charge of this Deed of Trust; (f) consent to the granting of any easement; or (g) consent to any map, plat or plan of the Property.

        10.    Uniform Commercial Code Security Agreement.

        (a)   This Deed of Trust shall cover, and the Property shall include, all property now or hereafter affixed or attached to the Land, which to the fullest extent permitted by law, shall be deemed fixtures and a part of the Land. In addition, this Deed of Trust shall constitute a security agreement pursuant to the UCC for any portion of the Property which, under applicable law, may be subject to a security interest pursuant to the UCC (such portion of the Property is hereinafter called the "Personal Property") and Grantor hereby grants to Agent, for the benefit of Agent and Lender, a security interest in the Personal Property. Agent shall have all of the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity.

        (b)   Grantor hereby authorizes Agent to file any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Deed of Trust, all in such form as Agent may require to perfect a security interest with respect to the Personal Property. Grantor hereby authorizes and empowers Agent and irrevocably appoints Agent its agent and attorney-in-fact to execute and file, on Grantor's behalf, all financing statements and refilings and continuations thereof as Agent deems necessary or advisable to create, preserve and protect such lien. Grantor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements as Agent may reasonably require.

        (c)   Grantor shall not, without the prior written consent of Agent, sell, assign, transfer, encumber, remove or permit to be removed from the Property any of the Personal Property. So long as no Event of Default exists, Grantor may sell or otherwise dispose of the Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Property, but only upon replacing the same with other Personal Property at least equal in value and utility to the disposed Personal Property, Any replacement or substituted Personal Property shall be subject to the security interest granted herein.

        (d)   To the extent permitted by law, Grantor, Lender and Agent agree that with respect to all items of Personal Property which are or will become fixtures on the Land, this Deed of Trust, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture filing" within the meaning of the UCC, generally, and specifically under A.R.S. §§ 47-9334 and 47-9502.B and C of the UCC, as amended or recodified from time to time.

        (e)   After an Event of Default, Agent may exercise in respect of the Personal Property, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Personal Property) and also may: (i) require Grantor to, and Grantor hereby agrees that it will, at its expense and upon request of Agent, forthwith assemble all or part of the Personal Property as directed by Agent and make it available to Agent at any reasonable place or places designated by Agent; and (ii) without notice except as specified below, sell, lease or otherwise dispose of the Personal Property or any part thereof in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable.

        (f)    Grantor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Agent and Grantor, (ii) describe the Personal Property that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv)state that Grantor is entitled to an accounting of the Indebtedness and stating the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Notwithstanding the foregoing, to the contrary, no notification need be given to Grantor if it has authenticated after default a statement renouncing or modifying any right to notification of sale or other intended disposition. At any sale of the Personal Property, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Personal Property or any portion thereof for the account of Agent. Agent shall not be obligated to make any sale of Personal Property regardless of notice of sale having been given. Agent may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Personal Property and have no obligation to provide any warranties at such time. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such a may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any applicable law now existing or hereafter enacted.

        (g)   After an Event of Default, Agent or its agents, or attorneys shall have the right without further notice or demand or legal process (unless the same shall be required by applicable law), personally, or by its agents or attorneys, (i) to enter upon, occupy and use any premises owned or leased by Grantor or where the Personal Property is located (or is believed to be located) for so long as such entry, occupancy and use is necessary, without any obligation to pay rent to Grantor, to render the Personal Property useable or saleable and to remove the Personal Property or any part thereof therefrom to the premises of Agent or any agent of Agent for such time as Agent may desire in order to effectively collect or liquidate the Personal Property and use in connection with such removal any and all services, supplies and other facilities of Grantor; (ii) to make copies of and have access to Grantor's original books and records, to obtain access to Grantor's data processing equipment, computer hardware and software relating to the Personal Property and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate; and (iii) to notify postal authorities to change the address for delivery of Grantor's mail to an address designated by Agent and to receive, open and dispose of all mail addressed to Grantor.

        11.    Events of Default; Acceleration of Indebtedness.    The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Deed of Trust:

        (a)   failure of Borrower Parties to pay, within five (5) days after the due dale, any of the Indebtedness, including any payment due under the Note, or Borrower Parties' failure to pay the Loan at the Maturity Date, whether by acceleration or otherwise; or

        (b)   failure of Grantor to strictly comply with Section 8 (no additional liens) 6(f)(iii) (no interference with Agent's liens on Leases and Rents) of this Deed of Trust; or

        (c)   failure of Borrower Parties to satisfy each and every Obligation not set forth in subsection (b) above, and the continuance of such failure for ten (10) days after notice by Agent to Borrower Parties; provided, however, Borrower Parties shall have an additional thirty (30) days to cure such failure if (a) such Obligation cannot by its nature reasonably be cured within ten (10) days; (b) such failure does not involve the failure to make payments on a monetary obligation; (c) if Borrower Parties commence to cure such failure promptly after written notice thereof and thereafter diligently pursues the curing thereof, and (d) Borrower Parties provide Agent with security reasonably satisfactory to Agent against any interruption of payment or impairment of collateral as a result of such continuing failure, Borrower Parties shall not be in default hereunder during such additional thirty (30) day period of diligent curing;

        (d)   Grantor changes the state of its formation or its name without providing Agent thirty (30) days prior written notice;

        (e)   the occurrence of an Event of Default (as such term is defined in the applicable Loan Document) under any other Loan Document; or

        (f)    any default under, or termination of, the Master Lease.

Upon the occurrence of an Event of Default, at the option of Agent, the Indebtedness shall become immediately due and payable without notice to Grantor and Agent shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

        12.    Entry; Certain Remedies; Foreclosure.

        (a)   Upon the occurrence of an Event of Default, Grantor, upon demand of Agent or Trustee, shall forthwith surrender to Agent the actual possession of the Property, or to the extent permitted by law, Agent or a receiver appointed by a court of competent jurisdiction, may enter and take possession of all or any part of the Property, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor. If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent or such receiver may obtain a judgment or decree conferring on Agent or such receiver, the right to immediate possession of the Property or requiring the delivery of the Property to Agent or such receiver, and Grantor specifically consents to the entry of such judgment or decree. Upon every such entering upon or taking of possession, Agent or such receiver may hold, store, use, operate, manage and control the Property and conduct the business thereof, and Agent or such receiver may take any action required by applicable law or which Agent or such receiver believes necessary to enforce compliance with the environmental provisions contained herein or in the other Loan Documents, and negotiate with governmental authorities with respect to the Property's environmental compliance and remedial measures in connection therewith. Agent and such receiver and their representatives shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission which was taken or omitted in good faith. Neither the appointment of a receiver for the Property by any court at the request of Agent or by agreement with Grantor nor the entering into possession of all or any of the Property by such receiver shall constitute Agent a "mortgagee in possession" or otherwise make Agent responsible or liable in any manner with respect to the Property or the occupancy, operation or use thereof. Grantor agrees that Agent shall have the absolute and unconditional right to the appointment of a receiver in any independent and/or separate action brought by Agent regardless of whether Agent seeks any relief in such action other than the appointment of a receiver.

        (b)   When the Indebtedness or any part thereof shall become due, whether by acceleration or otherwise, Agent may, either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to: (i) enforce payment of the Note or the performance of any term, covenant, condition or agreement of Grantor under any of the Loan Documents; (ii) cause the lien hereof to be foreclosed in the manner described below; (iii) exercise its rights under Section 10 with respect to all or any portion of the Personal Property in accordance with the provisions of the UCC; provided Agent shall have no obligation to clean up or otherwise prepare such Personal Property for sale nor marshal any Personal Property in favor of Grantor or any other secured party; and/or (iv) pursue any other right or remedy available to it hereunder, or under or by the law and decisions of the State in which the Land is located. All rights, powers and remedies granted Agent herein, or otherwise available to Agent, are for the sole benefit and protection of Agent, and Agent may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Agent is given two or more alternative courses of action, Agent may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Personal Property and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Personal Property. Notwithstanding any statute or rule of law to the contrary, the failure to join any tenant or tenants of the Property as party defendant or defendants in any foreclosure action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Grantor as a defense in any civil action instituted to collect (A) the Indebtedness, or any part thereof or (B) any deficiency remaining unpaid after foreclosure and sale of the Property. To the extent a notice of sale shall be required by law for the sale or disposition of the Personal Property, a reasonable authenticated notification of disposition shall be notification given at least ten (10) days prior to any such sale, provided however, that no notification need be given to Grantor if it has authenticated after default a statement renouncing or modifying any right to notification of sale or other intended disposition.

        (c)   In furtherance and not in limitation of the foregoing, upon the occurrence of an Event of Default:

            (i)  Agent may give such notice of default and of election to cause the Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein. Trustee shall then record and give such notice of trustee's sale as then required by law and, after the expiration of such time as may be required by law, may sell the Property at the time and place specified in the notice of sale, as a whole or in separate parcels as directed by Agent, or by Grantor to the extent required by law, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law. Trustee, from time to time, may postpone or continue the sale of all or any portion of the Property by public declaration at the time and place last appointed for the sale. No other notice of the postponed sale shall be required except as required by applicable law. Upon any sale, Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, express or implied, to the purchaser or purchasers at the sale. The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof. Any person, including Agent, Trustee or Grantor, may purchase at the sale.

           (ii)  Agent may commence proceedings for foreclosure of this Deed of Trust in the manner provided by law for the foreclosure of a real property mortgage.

          (iii)  In any foreclosure proceeding, Grantor agrees that all property of every nature and description, whether real or personal, covered by this Deed of Trust, together with all personal property used on or in connection with the Property or any business conducted thereon by Grantor and covered by separate security agreements, is encumbered as one unit, that this Deed of Trust and such security interests, at Agent's option, may be foreclosed or sold in the same proceeding, and that all property encumbered (both realty and personalty), at Agent's option, may be sold as such in one unit, subject to the provisions of applicable law.

        (d)   Upon the completion of any foreclosure or trustee's sale of all or a portion of the Property, Agent may commence an action to recover any of the Indebtedness and Obligations that remains unpaid or unsatisfied. For purposes of this Deed of Trust the Indebtedness and Obligations shall be deemed to be paid or satisfied only to the extent that Agent actually receives immediately available funds, to the extent of any credit bid by Agent at any foreclosure or trustee's sale of any of the Property, or to the extent agreed in writing by Agent. In any action by Agent to recover a deficiency judgment for any balance due under the Note upon the foreclosure of this Deed of Trust or in any action to recover the Obligations secured hereby, and as a material inducement to making the Loan evidenced by the Note, Grantor acknowledges and agrees that the successful bid amount made at any judicial or non-judicial foreclosure sale, if any, shall be conclusively deemed to constitute the fair market value of the Property, that such bid amount shall be binding against Grantor in any proceeding seeking to determine or contest the fair market value of the Property and that such bid amount shall be the preferred alternative means of determining and establishing the fair market value of the Property. Grantor hereby waives and relinquishes any right to have the fair market value of the Property determined by a judge or jury in any action seeking a deficiency judgment or any action on the Obligations secured hereby, including, without limitation, a hearing to determine fair market value pursuant to A.R.S., §§ 12-1566, 33-814, 33-725 or 33-727.

        13.    Appointment of Receiver or Mortgagee in Possession.    If an Event of Default is continuing or if Agent shall have accelerated the Indebtedness, Trustee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice, and without regard to the occupancy or value of any security for the Indebtedness or the insolvency of any party bound for its payment, to the appointment, at its option, of itself as mortgagee in possession, or of a receiver to take possession of and to operate the Property, and to collect and apply the Rents.

        14.    Expenditures and Expenses.    In any action to foreclose the lien hereof or otherwise enforce Trustee's, Agent's or Lender's rights and remedies hereunder, there shall be allowed and included as additional Indebtedness all costs and expenses which may be paid or incurred by or on behalf of Trustee, Agent or Lender, including without limitation, the costs of collection, enforcement, retaining, holding, preparing for disposition, processing and disposing of the Personal Property, appraiser's fees, outlays for documentary and expert evidence, stenographic changes, publication costs and costs (which may be estimated as the items to be expended after the entry of the decree) of procuring all such abstracts of title, title searches and examination, UCC record searches, title insurance policies, and similar data and assurance with respect to title as Agent may deem to be reasonably necessary either to prosecute any foreclosure action or to evidence to the bidder at any sale pursuant thereto the true condition of the title to or the value of the Property. All such costs and expenses, together with such other costs and expenses as may be incurred by Trustee, Agent or Lender in the protection of the Property, maintenance of the lien of this Deed of Trust or in any workout or restructuring of the Loan including, attorneys' fees and costs in any negotiation, litigation or other proceeding affecting this Deed of Trust, the Note, the other Loan Documents, the Property or the Personal Property, including probate, appellate, and bankruptcy proceedings and any post judgment proceedings to collect or enforce any judgment or order relating to this Deed of Trust or the other Loan Documents or in preparation for the commencement or defense of any action or proceeding or threatened action or proceeding, shall be immediately due and payable to Agent, with interest in at the Default Rate, and shall be secured by this Deed of Trust.

        15.    Application of Proceeds of Foreclosure Sale.    Unless otherwise required by applicable law, the proceeds of any foreclosure sale of the Property shall be distributed and applied in the order of priority set forth in the Note with the excess, if any, being applied, to any party entitled thereto as their rights may appear. Only with respect to the Personal Property and only to the extent required by law, including A.R.S. § 47-9615 of the UCC (or any other then-applicable provision of the UCC), shall it be necessary for Agent to account for any surplus to Grantor. To the extent permitted by applicable law, Grantor waives all claims, damages, and demands against Agent arising out of the disposition, repossession or retention of the Property.

        16.    Future Advances.    This Deed of Trust is given to secure not only the existing Indebtedness and Obligations, but also future advances (whether such advances are obligatory or are made at the option of Lender or Agent, or otherwise) made by Agent or Lender under the Loan Agreement, the Note, this Deed of Trust or any of the other Loan Documents, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust. It is the intent hereof to secure payment of the Indebtedness whether the entire amount shall have been advanced to Borrower Parties at the date hereof, or at a later date, and to secure any other amount or amounts that may be added to the Indebtedness or Obligations. The total amount of the Indebtedness and Obligations secured hereby may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed five (5) times the aggregate face amount of the Note in principal plus interest thereon and any disbursements made for the payment of taxes, levies, or insurance on the Property with interest thereon. This Deed of Trust shall secure any and all additional or further monies which may be advanced by Lender or Agent to Borrower Parties after the date hereof, which future advances of money, if made, may be evidenced by a note or notes executed by one or more Borrower Parties to Lender and Agent bearing such rate of interest and with such maturities as shall be determined from time to time. Nothing herein contained shall be deemed an obligation on the part of Lender or Agent to make any future advances.

        17.    Waiver of Statute of Limitations.    Grantor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by any of the Loan Documents.

        18.    Waiver of Homestead and Redemption; Other Waivers and Agreements.    Grantor hereby waives all right of homestead exemption in the Property. Grantor hereby waives all right of redemption on behalf of Grantor and on behalf of all other persons acquiring any interest or title in the Property subsequent to the date of this Deed of Trust, except decree or judgment creditors of Grantor.

        In the event Grantor is deemed to have signed this Deed of Trust as a surety or accommodation party, or to have subjected its property to this Deed of Trust to secure the indebtedness of another, to the extent permitted by applicable law, Grantor hereby expressly waives the benefits of any statutory provision limiting the liability of a surety, including without limitation, the provisions of A.R.S. §§ 12-1641, et seq. and Rule 17(f) of the Arizona Rules of Civil Procedures, and any defense arising by reason of any disability or other defense of Grantor or by reason of the cessation from any cause whatsoever of the liability of Grantor.

        Grantor further waives and agrees not to assert: (i) any right to require Agent to proceed against any guarantor, to proceed against or exhaust any other security for the Indebtedness and Obligations secured hereby, to pursue any other remedy available to Agent, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshalling; (iii) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the indebtedness secured hereby; and (iv) any benefit of, and any right to participate in, any other security now or hereafter held by Agent.

        Grantor further agrees that at any time or from time to time, without liability therefor and without notice, without affecting personal liability of any person for the payment of the indebtedness secured hereby, and without affecting the lien of this Deed of Trust upon the Property for the full amount of all amounts secured hereby, Agent, or Trustee at the direction of Agent, may (i) reconvey all or any part of the Property, (ii) consent to the making of any map of plat thereof; (iii) join in granting any easement thereon or in creating any covenants or conditions restricting use or occupancy thereof, or (iv) join in any extension agreement or in any agreement subordinating the lien or charge hereof.

        19.    Governing Law; Severability.    This Deed of Trust shall be governed by and construed in accordance with the internal laws of the State of Illinois except that the provisions of the laws of the jurisdiction in which the Land is located shall be applicable to the creation, perfection and enforcement of the lien created by this Deed of Trust (excluding, however, the creation, attachment and grant of the security interest in Personal Property which shall be governed by the Illinois UCC). The invalidity, illegality or unenforceability of any provision of this Deed of Trust shall not affect or impair the validity, legality or enforceability of the remainder of this Deed of Trust, and to this end, the provisions of this Deed of Trust are declared to be severable.

        20.    Notice.    Notices shall be given under this Deed of Trust in conformity with the terms and conditions of the Loan Agreement and in conformity with applicable law.

        21.    Successors and Assigns Bound; Joint and Several Liability; Agents; Captions.    The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Agent, Lender and Grantor, subject to the transfer restrictions set forth in the Loan Agreement. All covenants and agreements of Grantor and Borrower Parties shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Agent may act through its employees, agents or independent contractors as authorized by Agent. The captions and headings of the paragraphs of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

        22.    Release.    Upon payment in full of all Indebtedness and the performance of all Obligations or release of the Property pursuant to Section 2.10 of the Loan Agreement, Agent shall release this.Deed of Trust. In such event, Agent shall, at the request of Grantor, deliver to Grantor in recordable form, all such documents as shall be necessary to release the Property from the liens, security interests, conveyances, and assignments created or evidenced by this Deed of Trust. The recitals in such reconveyance of any matters or facts shall be conclusive as to the accuracy thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto". Grantor shall pay Agent's reasonable costs incurred in releasing or assigning this Deed of Trust and in preparing and filing any terminations or assignments of financing statements related thereto, as a condition to Agent's obligation to deliver the same.

        23.    Loss of Note.    Upon notice from Agent of the loss, theft, or destruction of the Note (or any of them) and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to Grantor from Agent, or in the case of mutilation of the Note (or any of them), upon surrender of the mutilated Note, Grantor shall make and deliver a new note of like tenor in lieu of the then to be superseded Note (or any of them). Any one or more of the financial institutions which are or become a party to the Loan Agreement as Lenders may from time to time be replaced and, accordingly, one or more of the Notes may from time to time be replaced, provided that the terms of the Notes following such replacement, including the principal amount evidenced thereby, shall remain the same. As the indebtedness secured by this Deed of Trust shall remain the same, such replacement of the Notes shall not be construed as a novation and shall not affect, diminish or abrogate Grantor's liability under this Deed of Trust or the priority of this Deed of Trust.

        24.    Further Assurances.    Grantor agrees to execute any further documents, and to take any further actions reasonably requested by Agent to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, and to effectuate the rights specifically granted to Agent and Lender hereunder.

        25.    Subrogation.    Agent is hereby subrogated (a) to the lien(s) of each and every mortgage, deed of trust, lien or other encumbrance on all or any part of the Property which is fully or partially paid or satisfied out of the proceeds of the Indebtedness, and (b) to the rights of the owner(s) and holder(s) of any such mortgage, deed of trust, lien or other encumbrance. The respective rights under and priorities of all such mortgages, deeds of trust, liens or other encumbrances shall be preserved and shall pass to and be held by Agent as additional security for the Indebtedness, to the same extent as if such rights and priorities had been duly assigned by separate instrument of assignment and notwithstanding that the same may have been cancelled and satisfied of record. Notwithstanding the foregoing, Agent agrees that only the terms and provisions set forth in this Deed of Trust and the other Loan Documents shall govern and control Grantor's rights and obligations hereunder and thereunder.

        26.    Time of Essence.    Time is of the essence of this Deed of Trust and the performance of each of the covenants and agreement contained herein.

        27.    Venue.    GRANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS DEED OF TRUST SHALL BE LITIGATED IN SUCH COURTS. GRANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON GRANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO GRANTOR, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

        28.    Jury Trial Waiver.    GRANTOR, AND AGENT AND LENDER BY THEIR ACCEPTANCE OF THIS DEED OF TRUST, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS DEED OF TRUST AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GRANTOR, LENDER AND AGENT, AND GRANTOR ACKNOWLEDGES THAT NEITHER AGENT NOR LENDER, NOR ANY PERSON ACTING ON BEHALF OF AGENT OR LENDER, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GRANTOR, LENDER AND AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS DEED OF TRUST AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. GRANTOR, LENDER AND AGENT FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS DEED OF TRUST AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

        29.    Tenants' Financial Statements.    Grantor shall deliver to Agent, promptly upon its receipt thereof, any and all financial statements and other reports, notices or documents delivered to Grantor by Tenants.

        30.    Acceptance of Trust.    Trustee hereby accepts the trust created by this Deed of Trust, upon the terms and subject to the conditions set forth herein, including the following:

        (a)   Trustee assumes no responsibility for and makes no warranties whatsoever as to (i) the description, identification or value of any or all of the Property, (ii) the validity of Loan Documents, (iii) Grantor's present or future financial condition, or (iv) the validity or collectibility of the Note.

        (b)   Trustee (i) may exercise Trustee's powers and perform Trustee's duties hereunder by or through such attorneys or agents and servants as they shall appoint, and (ii) shall not be answerable or liable (1) for the acts, negligence or default of any such attorney, agent or servant which they may so appoint, so long as they select them with reasonable care, or (2) for any act or omission of Lender, or (3) for any other cause arising under this Deed of Trust or otherwise, except for Trustee's own willful misconduct.

        (c)   Trustee, in Trustee's discretion may consult with legal counsel to be selected and employed by them, and Trustee shall incur no liability to Grantor, Agent or any other person by reason of anything done, suffered to be done or omitted to be done by Trustee in accordance with the opinion of such counsel.

        (d)   Trustee shall not be under any obligation to sell any or all of the Property upon a default hereunder, or to take any other action authorized to be taken by Trustee in the event of any default hereunder, except upon the written demand of Agent furnishing security or indemnity satisfactory to

Trustee against costs, expenses, and liabilities incurred or which may be incurred in selling the Property or taking such other action authorized to be taken by Trustee hereunder,

        31.    Remedies Regarding Assignment of Rents.    In addition to, and not in limitation of, any other remedy provided in or available under this instrument, during an Event of Default, Agent and Lenders shall have all the rights set forth in A.R.S. § 33-702B (as amended, supplemented or supplanted) regarding enforcement of the assignment of rents contained herein.

        32.    Realty Mortgage.    If this Deed of Trust should be or become ineffective as a deed of trust, then this Deed of Trust shall be construed and enforced as a realty mortgage.

        33.    Provisions Regarding Trustee.

        (a)   Trustee shall be entitled to reasonable compensation for all services rendered or expenses incurred in the administration or execution of the trusts hereby created and Grantor hereby agrees to pay same, subject to all legal limitations. Trustee shall be indemnified, held harmless and reimbursed by Grantor for any liability, damage or expense, including attorneys' fees and amounts paid in settlement, which Trustee may incur or sustain in the execution of this Deed of Trust or in the doing of any act which Trustee is required or permitted to do by the terms hereof or by law.

        (b)   Agent may substitute Trustee hereunder from time to time by instrument in writing in any manner now or hereafter provided by law. Such writing shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall thereupon and without conveyance from the predecessor Trustee, succeed to all its title, estate, rights, powers and duties.

        (c)   The acceptance by Trustee of this trust shall be evidenced when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

        (d)   The trust created hereby is irrevocable by Grantor.

        34.    No Merger.    No obligation of Grantor to pay fees or costs or to indemnify Lender shall merge into any final judgment of foreclosure, it being the intent of the parties that such obligations shall survive foreclosure.

        35.    Entire Agreement.    This Deed of Trust constitutes the entire agreement of the parties with respect to the matters discussed herein. This Deed of Trust cannot be changed except by agreement, in writing, signed by Grantor and Agent.

        36.    Limitation on Interest.    Grantor agrees to pay an effective rate of interest equal to the rate stated in the documents evidencing the Indebtedness plus any additional rate, if any, resulting from any charge or fee in the nature of interest paid or to be paid by Grantor in connection with the Indebtedness, or any benefit received or to be received by Agent, Lender or Trustee in connection with the Indebtedness.

        37.    Community Facilities District.    Without obtaining the prior written consent of Agent, Grantor shall not consent to, or vote in favor of, the inclusion of all or any part of the Property in any Community Facilities District formed pursuant to the Community Facilities District Act, §§ 48-701, et seq., as amended from time to time. Grantor shall immediately give notice to Agent of any notification or advice that Grantor may receive from any municipality or other third party of any intent or proposal to include all or any part of the Property in a Community Facilities District. Agent shall have the right to file a written objection to the inclusion of all or any part of the Property in a Community Facilities District, either in its own name or in the name of Grantor, and to appear at, and participate in, any hearing with respect to the formation of any such district.

[Signatures appear on the following page.]

        IN WITNESS WHEREOF, Grantor has executed this Deed of Trust or has caused the same to be executed by its duly authorized representatives as of the date first above written.

GRANTOR:
MEADOWBROOK HEALTH ASSOCIATES LLC a Nevada limited liability company
By:	The Ensign Group, Inc., a Delaware corporation, its sole member
	By:	/s/ GREGORY K. STAPLEY
	Name:	Gregory K. Stapley
	Its:	Vice President

(Signature Page to Deed of Trust (Sabino, AZ))

DISCLOSURE PURSUANT TO
A.R.S. § 33-404

        The following information is provided pursuant to A.R.S. § 33-404:

        The beneficiary under this Deed of Trust is acting pursuant to the authority granted to it under that certain Second Amended and Restated Loan Agreement dated as of June 30, 2006 executed by and among Borrower Parties and General Electric Capital Corporation, a Delaware corporation, and the other financial institutions who hereafter become parties to the Loan Agreement, for the benefit of the following, as the Lenders.

General Electric Capital Corporation
2 Bethesda Metro Center, Suite 600, Bethesda, MD, 20814

EXHIBIT A

Legal Description

A-1